Exhibit 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2022 Financial Results; Announces $700 Million Share Repurchase Program

Q4 revenue grew 24% year over year to $491 million. 2022 revenue increased 32% year over year to $1,578 million.

The Trade Desk also announced its board of directors' authorization to repurchase up to $700 million of its Class A common stock.

LOS ANGELES--(BUSINESS WIRE)--February 15, 2023--The Trade Desk, Inc. (“The Trade Desk” or the “Company”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.

“The Trade Desk outpaced nearly all areas of digital advertising in 2022, with 32% revenue growth year over year, and a record $491 million of revenue in the fourth quarter alone. This performance was underscored by significant profitability and cash flow. In an unpredictable macro environment, our growing relationships with agencies and brands is testament to the value of the open internet over the limitations of walled gardens,” said Jeff Green, founder and CEO of The Trade Desk. “More of the world’s leading advertisers are gravitating to fast-growing channels such as Connected TV (CTV) and retail media, which offer premium value at scale. They are leveraging new identity tools, such as UID2, which allow them to make the most of their first-party data in a privacy-safe manner. These trends will accelerate in 2023 and we will continue to invest in our platform to help advertisers drive maximum value from these opportunities.”

Fourth Quarter and Full Year 2022 Financial Highlights:

The following table summarizes the Company’s consolidated financial results for the quarters and fiscal years ended December 31, 2022 and 2021 ($ in millions, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP Results
Revenue	$491	$396	$1,578	$1,196
Increase in revenue year over year	24%	24%	32%	43%
Net income	$71	$8	$53	$138
GAAP diluted earnings per share	$0.14	$0.02	$0.11	$0.28

Non-GAAP Results
Adjusted EBITDA	$245	$192	$668	$503
Adjusted EBITDA margin	50%	48%	42%	42%
Non-GAAP net income	$190	$208	$522	$456
Non-GAAP diluted earnings per share	$0.38	$0.42	$1.04	$0.91

Fourth Quarter and 2022 Recent Business Highlights

  Continued Share Gains: 2022 gross spend of nearly $7.8 billion
  Strong Customer Retention: Customer retention remained over 95% during the fourth quarter, as it has for the past nine consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that aims to preserve the value of relevant advertising on the open internet without reliance upon third-party cookies, while giving consumers transparency and control over their data. Recent partnerships and pledges of integration and support include:
    Leading advertisers running campaigns on Disney’s UID2-powered audience graph report results 12 times more effective in reaching target audience.
    Paramount Advertising announced its integration with UID2 to scale identity on its CTV inventory.
    DRAKO, location-based marketing and analytics services company, announced its support of UID2.
  Launched Galileo: Galileo can enable advertisers to onboard and activate their first-party data quickly and easily. It incorporates:
    Seamless and direct onboarding integrations with all major customer relationship management (“CRM”), customer data platform (“CDP”), and other data and clean room providers, allowing advertisers to instantly begin matching audiences using UID2.
    Audience matching across all publishers, platforms, devices, and channels — including CTV — which provides a true omnichannel identity environment.
    Objective reporting and measurement of identity matching and advertising performance.
  Industry Recognition (2022):
    Customers’ Choice for Ad Tech on Gartner® Peer Insights™
    BIG Innovation Award for Technology Product (Solimar)
    Business Insider’s Hottest Ad Tech Companies of 2022
    Sales and Marketing Technology Awards: Product of the Year for User Optimization Experience
    Crain's 100 Best Places to Work in NYC 2022 (9th consecutive year)
    Stevie Awards for Great Employers - Employer of the Year, Computer Software
    Stevie Awards for Customer Service Success - Silver, Technology Industries
    Forbes Global 2000
    Samantha Jacobson, Chief Strategy Officer, named to AdAge 40 under 40
    Samantha Jacobson, Chief Strategy Officer, named Adweek’s Digital & Tech Executive of the Year
    Jed Dederick, Chief Client Officer, named to Adweek 50 List

Financial Guidance:

First Quarter 2023 outlook summary:

  Revenue at least $363 million
  Adjusted EBITDA of approximately $78 million

The Company has not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. The Company expects the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Consolidated Statements of Operations of the Company prepared under generally accepted accounting principles (“GAAP”). Adjusted EBITDA is earnings before interest expense (income), net; provision for (benefit from) income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company's operational trends, financial performance and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2022 Financial Results Webcast and Conference Call Details

  When: February 15, 2023 at 5:00 A.M. Pacific Time (8:00 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the Company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “921638” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 47509). Outside the United States, please dial 1-919-882-2331 (replay code: 47509). The audio replay will be available via telephone until February 22, 2023.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/), Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

Share Repurchase Program

The Company also announced that its board of directors approved a share repurchase program with authorization to purchase up to $700 million of its Class A Common Stock. The new share repurchase program is designed to help offset the impact of future share dilution from employee stock issuances. Repurchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at the Company’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of Class A Common Stock, and may be modified, suspended or terminated at any time at the discretion of the Company’s board of directors.

The Company expects to fund repurchases with existing cash and cash equivalents and short-term investments. As of December 31, 2022, The Trade Desk had cash and cash equivalents and short-term investments of $1,447 million.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, the Company’s financial targets, such as revenue and Adjusted EBITDA and the amount, timing, and sources of funding for the Company’s share repurchase program. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients, the ability to attract and retain clients, changes in price and volume and the volatility of the Company’s Class A Common Stock and adverse developments affecting prices and trading of exchange-traded securities, including securities quoted on the Nasdaq Global Market, unexpected or otherwise unplanned or alternative requirements with respect to our capital investments. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$490,737	$395,598	$1,577,795	$1,196,467
Operating expenses (1):
Platform operations	79,619	66,845	281,123	221,554
Sales and marketing	92,829	72,501	337,975	249,298
Technology and development	84,479	62,836	319,876	226,137
General and administrative	133,650	218,777	525,167	374,661
Total operating expenses	390,577	420,959	1,464,141	1,071,650
Income (loss) from operations	100,160	(25,361)	113,654	124,817
Total other expense (income), net	(11,960)	1,221	(13,716)	2,781
Income (loss) before income taxes	112,120	(26,582)	127,370	122,036
Provision for (benefit from) income taxes	40,933	(34,621)	73,985	(15,726)
Net income	$71,187	$8,039	$53,385	$137,762
Earnings per share:
Basic	$0.15	$0.02	$0.11	$0.29
Diluted	$0.14	$0.02	$0.11	$0.28
Weighted-average shares outstanding:
Basic	489,217	480,873	486,937	476,851
Diluted	500,432	500,314	499,925	498,540
___________________________
(1)	Includes stock-based compensation expense as follows:
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Platform operations	$4,031	$4,289	$18,285	$15,913
Sales and marketing	15,724	13,309	64,442	50,671
Technology and development	27,564	16,454	94,822	57,791
General and administrative (1)	80,212	171,351	321,093	213,038
Total	$127,531	$205,403	$498,642	$337,413
___________________________
(1)

Includes stock-based compensation expense related to a long-term CEO performance grant of $66 million and $262 million for the three and twelve months ended December 31, 2022, respectively, and $158 million for the three and twelve months ended December 31, 2021.

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of December 31, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,030,506	$754,154
Short-term investments, net	416,080	204,625
Accounts receivable, net	2,347,195	2,020,720
Prepaid expenses and other current assets	51,836	112,150
Total current assets	3,845,617	3,091,649
Property and equipment, net	173,759	135,856
Operating lease assets	220,396	234,091
Deferred income taxes	94,028	68,244
Other assets, non-current	46,879	47,500
Total assets	$4,380,679	$3,577,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,871,419	$1,655,684
Accrued expenses and other current liabilities	105,474	101,472
Operating lease liabilities	52,430	46,149
Total current liabilities	2,029,323	1,803,305
Operating lease liabilities, non-current	208,527	238,449
Other liabilities, non-current	27,490	8,280
Total liabilities	2,265,340	2,050,034

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,449,825	915,177
Retained earnings	665,514	612,129
Total stockholders' equity	2,115,339	1,527,306
Total liabilities and stockholders' equity	$4,380,679	$3,577,340

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net income	$53,385	$137,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,425	42,219
Stock-based compensation	498,642	337,413
Noncash lease expense	44,115	40,315
Allowance for credit losses on accounts receivable	3,203	1,456
Deferred income taxes	(11,507)	(16,777)
Other	622	5,803
Changes in operating assets and liabilities:
Accounts receivable	(291,747)	(444,342)
Prepaid expenses and other current and non-current assets	50,655	1,648
Accounts payable	187,119	309,410
Accrued expenses and other current and non-current liabilities	8,168	7,596
Operating lease liabilities	(48,346)	(43,990)
Net cash provided by operating activities	548,734	378,513
INVESTING ACTIVITIES:
Purchases of investments	(553,295)	(278,387)
Sales of investments	1,977	4,539
Maturities of investments	338,829	253,444
Purchases of property and equipment	(84,160)	(54,804)
Capitalized software development costs	(7,725)	(5,169)
Business acquisition	—	(13,261)
Net cash used in investing activities	(304,374)	(93,638)
FINANCING ACTIVITIES:
Payment of debt financing costs	—	(1,924)
Proceeds from exercise of stock options	47,525	61,476
Proceeds from employee stock purchase plan	33,062	29,229
Taxes paid related to net settlement of restricted stock awards	(48,595)	(56,855)
Net cash provided by financing activities	31,992	31,926
Increase in cash and cash equivalents	276,352	316,801
Cash and cash equivalents—Beginning of year	754,154	437,353
Cash and cash equivalents—End of year	$1,030,506	$754,154

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net income	$71,187	$8,039	$53,385	$137,762
Add back:
Depreciation and amortization expense	16,844	12,250	54,425	42,219
Stock-based compensation expense	127,531	205,403	498,642	337,413
Interest expense (income), net	(11,434)	474	(12,755)	1,030
Provision for (benefit from) income taxes	40,933	(34,621)	73,985	(15,726)
Adjusted EBITDA	$245,061	$191,545	$667,682	$502,698

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP net income	$71,187	$8,039	$53,385	$137,762
Add back (deduct):
Stock-based compensation expense	127,531	205,403	498,642	337,413
Adjustment for income taxes	(8,576)	(5,314)	(29,995)	(19,619)
Non-GAAP net income	$190,142	$208,128	$522,032	$455,556

GAAP diluted earnings per share	$0.14	$0.02	$0.11	$0.28

GAAP weighted-average shares outstanding—diluted	500,432	500,314	499,925	498,540

Non-GAAP diluted earnings per share	$0.38	$0.42	$1.04	$0.91

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	500,432	500,314	499,925	498,540

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com
312-620-0806

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398